EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-69787) of Arden Group, Inc. and Subsidiary of our report dated March 14, 2001 relating to the consolidated financial statements, which appears in this Form 10-K.

PRICEWATERHOUSECOOPERS LLP

Los Angeles, California
March 26, 2001